SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☑
Check the appropriate box:
☑      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material under Rule 14a-12
INSITE VISION INCORPORATED
(Name of the Registrant as Specified In Its Charter)
PINTO TECHNOLOGY VENTURES, L.P.
PINTO TECHNOLOGY VENTURES GP, L.P.
PINTO TV GP COMPANY LLC
EVAN S. MELROSE, M.D.
MATTHEW S. CRAWFORD
RICK D. ANDERSON
TIMOTHY P. LYNCH
TIMOTHY McINERNEY
ROBERT O’HOLLA
ANTHONY J. YOST
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 8, 2008
ANNUAL MEETING
OF
THE STOCKHOLDERS OF INSITE VISION INCORPORATED

PROXY STATEMENT
OF
PINTO TECHNOLOGY VENTURES, L.P.

To Our Fellow InSite Vision Stockholders:
          This Proxy Statement and the accompanying GOLD proxy card are being furnished to stockholders of InSite Vision Incorporated (the “Company” or “InSite”) in connection with the solicitation of proxies by Pinto Technology Ventures, L.P., a Delaware limited partnership (“PTV”), to be used at the 2008 Annual Meeting of Stockholders of InSite (the “Annual Meeting”), and at any adjournments or postponements thereof. The Company has announced that the Annual Meeting will be held at 10:00 a.m. local time on Monday, September 22, 2008, at the Company’s offices located at 965 Atlantic Avenue, Alameda, California, 94501. InSite has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as July 28, 2008 (the “Record Date”). Stockholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. This Proxy Statement and the GOLD proxy card are first being furnished to InSite stockholders on or about August [____], 2008.
          PTV is soliciting your proxy for the Annual Meeting to elect to the Board of Directors of the Company (the “Board” or “Board of Directors”) Rick D. Anderson, Timothy P. Lynch, Timothy McInerney, Evan S. Melrose, M.D., Robert O’Holla and Anthony J. Yost (each a “PTV Nominee” and collectively, the “PTV Nominees”). All of the PTV Nominees have consented to serve as directors if elected.
          If any of the PTV Nominees is unable or otherwise unavailable to serve as a director, PTV reserves the right to nominate a replacement candidate for election as director (in which case any such replacement shall be deemed a PTV Nominee). In any such case, the GOLD proxy card will be voted for any such substitute PTV Nominee(s).
          PTV URGES STOCKHOLDERS TO VOTE FOR OUR NOMINEES AND THEREBY JOIN US IN OUR EFFORT TO INCREASE DIRECT STOCKHOLDER REPRESENTATION ON THE INSITE BOARD.
          IF ELECTED, CONSISTENT WITH THEIR FIDUCIARY DUTY, OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF THE STOCKHOLDERS OF INSITE. WE URGE YOU TO VOTE YOUR GOLD PROXY CARD FOR MESSRS. ANDERSON, LYNCH, McINERNEY, MELROSE, O’HOLLA AND YOST TODAY!

          PLEASE DO NOT SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY SIGNED AND RETURNED A WHITE PROXY CARD TO THE COMPANY, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING A LATER-DATED GOLD PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. SEE “RECORD DATE AND VOTING” BELOW.
          As of August [___], 2008, PTV beneficially owns an aggregate of 10,238,999 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which consists of 7,744,621 shares of common stock and 2,494,378 shares of common stock issuable pursuant to currently exercisable warrants, which represents approximately 10.8% of the Shares outstanding as of June 30, 2008. To PTV’s knowledge, the Company has not disclosed the number of Shares outstanding on the Record Date nor has it included this information in its preliminary proxy statement for the Annual Meeting filed on July 23, 2008 (the “InSite Proxy Statement”). Therefore, references to the percentages of Shares outstanding held by PTV in this Proxy Statement are based on the 94,628,937 Shares outstanding as of June 30, 2008 as reflected in the InSite Proxy Statement. The address of PTV is 221 West 6th Street, Suite 700, Austin, Texas 78701. PTV intends to vote all of its Shares FOR the election of the PTV Nominees.
IMPORTANT
          YOUR VOTE IS EXTREMELY IMPORTANT, REGARDLESS OF WHETHER YOU OWN ONE SHARE OR MANY SHARES. PTV URGES YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY!
•	If your Shares are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to PTV, c/o [ ], in the enclosed postage-paid envelope today.

•	If you have previously signed and returned a white proxy card to the Company, you have the right to change your vote. Only your latest dated proxy card will count at the Annual Meeting. To revoke any white proxy card you have already sent to the Company, please sign, date, and mail the enclosed GOLD proxy card in the enclosed postage-paid envelope today. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to [ ], or by voting in person at the Annual Meeting.

•	If any of your Shares were held in the name of a brokerage firm, bank, bank nominee, or other institution on the Record Date, only that institution can vote those Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct them to sign, date and return a GOLD proxy card on your behalf. PTV urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of those instructions to PTV, c/o [ ], at the address set forth below and on the back cover of this Proxy Statement, so that we are aware of your instructions and can attempt to ensure that they are followed.

          After signing, dating and returning a GOLD proxy card, please do not sign or return any white proxy card, even as a sign of protest, because only your latest dated proxy card will be counted.
          If you have any questions regarding your proxy, or need assistance in voting your Shares, please contact [                    ], our proxy solicitor, at:
[                    ]
ELECTION OF DIRECTORS
          The Board is currently composed of six directors each of which serves a one year term. At the Annual Meeting, all six directors will be elected. PTV is seeking your support to elect the PTV Nominees to the Board to serve until the 2009 annual meeting of InSite stockholders and until their successors are duly elected and qualified. As the beneficial owner of approximately 10.8% of the Shares outstanding as of June 30, 2008, we are the largest beneficial owner of InSite common stock and, by virtue of our Share ownership, we believe our interests are directly aligned with the interests of our fellow InSite stockholders.
Background of Our Nominations
          PTV originally purchased Shares of the Company in May 2005 through its participation in a private placement by the Company. In August 2006, PTV once again invested in common stock through participation in a private placement by the Company. PTV acquired the common stock in both investments as part of a long-term investment, based on its belief that the Company possesses compelling technology and has a significant market opportunity. In the last two years, however, PTV has been increasingly disappointed in the performance of the Company and its common stock. In particular, the trading price of the Company’s common stock has declined by nearly 80% since May 2006.
          PTV believes that a combination of factors has contributed to this decline, including:
•	management’s lack of credibility on Wall Street and inability to instill confidence among investors, as evidenced by the fact that there is currently no meaningful analyst coverage of the Company’s stock;

•	the Company’s repeated failure to meet publicly announced timelines for product development programs and commercial agreements, as evidenced by the significant delays in the Phase III clinical trial and the FDA product approval of Azasite, as well as significant delays in entering into product licensing agreements for Azasite; and

•	management’s prolonged inability to initiate and communicate a long-term operation and development plan.

          In addition to the declining stock price, PTV has been significantly concerned with a number of questionable recent decisions by the Company including:
•	the Board’s approval of a “golden parachute” for the chief executive officer, Dr. Chandrasekaran, as well as a 2007 compensation plan that nearly doubled his total compensation to approximately $1.5 million at a time when the trading price of the Company’s stock plummeted by approximately 80%;

•	the Company’s financing strategies, as evidenced by its issuance of $60.0 million aggregate principal amount of promissory notes with an annual cash coupon rate of 16%; and

•	the Company’s commercialization activities, as evidenced by its entry into transactions for the commercialization of Azasite in relatively small foreign markets at very modest royalty rates and minimal, if any, upfront payments.
          Since January 2008, PTV principals met on several occasions with the senior management of InSite to review the Company’s business and to discuss potential strategic options. From time to time, the parties also discussed the possibility of one or more PTV principals joining the board of directors as a means to lend further assistance to the Company. Over the same period, PTV principals also had several conversations with the non-employee directors of the Company regarding these same topics.
          In the wake of these initial discussions, on January 24, 2008, PTV delivered a letter to the Board formally expressing its concern regarding the depressed valuation of the Company’s common stock, management’s subpar performance and Wall Street’s perception of the management team. In the letter, PTV reiterated its belief that the Company should immediately take action to instill confidence with investors and to evaluate avenues for increasing stockholder value, including developing and effectively communicating a long-term strategic plan for sustained growth beyond the Company’s lead product, Azasite.
          In the letter, PTV also highlighted the precipitous drop in the trading price of the Company’s stock since May 2006. PTV further noted that the prevailing trading price of the Company’s stock at the time of $0.60 was meaningfully less than the trading price before the Company announced the following positive developments:
•	completing the Phase III clinical trial of Azasite;

•	receiving FDA marketing approval for Azasite;

•	entering into a collaboration with Inspire Pharmaceuticals, providing for cash milestone payments and royalties; and

•	initiating a Phase III clinical trial of Azasite Plus.
In the letter, PTV specifically suggested that the Company take the following steps:
•	recruit a new chief executive officer with a more investor-friendly operating and presentation style appropriate for a commercial stage organization;

•	recruit new independent directors that have operating experience specifically in ophthalmology and ophthalmology related indications; and

•	review and revise its pipeline development strategies, through the recruitment of more senior research and development officers and the creation of a formal business development effort to evaluate pipeline opportunities for the Company.

          While PTV expressed its commitment to working together with the Company’s Board of Directors and management, the Company’s reply several weeks later was void of any affirmative actions, simply communicating that it would take PTV’s suggestions under consideration, but not outlining or committing to any specific action items.
          In March 2008, the Board of Directors invited Dr. Melrose, as representative of PTV, and Timothy McInerney, who served as an investment banker to the Company in connection with its private placements effected in 2005 and 2006 and who personally holds a significant equity stake in the Company, to make a presentation to the Board at its March 24, 2008 meeting. At that meeting, Dr. Melrose restated PTV’s belief that the Company needed a new chief executive officer and a more active directorship to serve as fiduciaries in evaluating all strategic options to maximize stockholder value. Dr. Melrose further expressed PTV’s belief that the Company had lost all credibility with both stockholders and analysts, contributing to the continued erosion of stockholder value.
          At the meeting, Mr. McInerney advised the Board of Directors regarding his observed lack of support for present management reflected by investors and analysts and his belief that management had miscalculated development timeline and costs related to Azasite. Mr. McInerney also noted the Company’s failure to meet its publicly disclosed guidance concerning corporate product development and commercialization timelines, including the guidance provided on quarterly earnings calls with stockholders. Mr. McInerney encouraged the Board to consider hiring a new chief executive officer with operating and commercial ophthalmic experience. Dr. Melrose and Mr. McInerney left the meeting promptly after their presentation to the Board.
          Although Dr. Melrose and Mr. McInerney were encouraged by the opportunity to meet with the Board and share their collective suggestions with the Company, ultimately neither management nor the Board implemented any of PTV’s or Mr. McInerney’s suggestions. The Company responded with an acknowledgement of these suggestions but gave no assurance that the Board would take any definitive act in any defined timeframe. During the following months, when the Company did little to implement meaningful changes, it became increasingly clear to PTV that the officers and directors of the Company were not receptive to changes that PTV believes are in the best interests of the Company’s stockholders.
          As a result, and in consideration of an even further decline in the Company’s stock price, in July 2008, after much analysis and deliberation, PTV decided to alter its traditional passive investor status and pursue a more active role in affecting change in the Company in an attempt to maximize stockholder value. On July 9, 2008, PTV filed a Schedule 13D with the Securities and Exchange Commission (the “SEC”), reflecting PTV’s transition to a non-passive investor.
          In furtherance of this transition to a more active role, Dr. Melrose called several members of the Board, including Dr. Chandrasekaran, to directly inform them of PTV’s intention to recommend certain individuals to the Company’s Nominating and Corporate Governance Committee for the committee’s consideration for nomination to join the Board at the Annual Meeting and its intention to formally nominate these individuals for election as directors at the Annual Meeting. PTV then engaged in a series of conversations with individuals that it believed could provide significant value to the Company as directors, including Mr. McInerney, about joining PTV’s slate of nominees. On July 17, 2008, PTV submitted its recommendation to the Nominating and Corporate Governance Committee and formally notified the Company, in accordance with its bylaws, of its intention to nominate PTV’s slate of nominees at the upcoming annual meeting.

          On July 21, 2008, PTV amended its Schedule 13D to disclose the steps that it took on July 17, 2008, including an agreement with Mr. McInerney to work together for purposes of soliciting proxies for the election of the PTV Nominees to the Board at the Annual Meeting.
          To PTV’s dismay, the Company filed its own preliminary proxy statement with the SEC for the Annual Meeting, after engaging in only cursory discussions with PTV concerning PTV’s proposed nominees. In the InSite Proxy Statement, the Company has proposed the nomination for re-election of the entire existing slate of directors and affirmatively stated the Board’s opposition to the PTV Nominees.
          Since the filing of the InSite Proxy Statement, representatives of the Company, including Dr. Chandrasekaran and certain of its non-management directors, have engaged in intermittent discussions with the principals of PTV about finding a solution to the issues raised by PTV. To date, those discussions have not resulted in any agreement among the parties, and as a result PTV has determined to proceed with the nomination of the PTV Nominees at the Annual Meeting and the solicitation of proxies from stockholders in support of the election of the PTV Nominees to the Company’s Board of Directors.
Reasons to Vote for the PTV Nominees
          We believe the interests of stockholders have not been addressed by the incumbent Board and that it is time for change. We strongly believe that the best course now for all stockholders is to elect the PTV Nominees in order to create both a new independent voice and a voice of stockholders with a significant ownership stake in the boardroom. As disclosed in the InSite Proxy Statement, as of June 30, 2008, the current non-management directors owned an aggregate of 162,000 Shares, which was less than 0.2% of the Company’s outstanding Shares. In comparison, the PTV Nominees, directly and indirectly, own an aggregate of 8,328,245 Shares, or approximately 8.8% of the Company’s outstanding Shares.
          We continue to believe that the Company has a well regarded and competitive technology platform for drug delivery, and the opportunity to create a leading franchise in ophthalmic and otic pharmaceuticals. However, we don’t believe that this value is fully reflected in the current share price, because of, among other things, existing management’s lack of credibility with the investment community. We believe that the loss of several large institutional investors and all meaningful analyst coverage is indicative of current management’s lack of credibility and relationships with Wall Street.
          In contrast, we believe that the election of the PTV Nominees, and their service as active and engaged Board members with a significant ownership stake in the Company, can restore investors’ confidence in the strategic direction of the Company. The PTV Nominees have advised us that, if elected, they are committed to acting in the best interests of the Company’s stockholders and we believe they will perform their duties diligently and promptly. Consistent with these duties, we expect that, if they are elected, they would promptly initiate a search for a new chief executive officer with expertise in a commercial stage company and credibility on Wall Street that would improve transparency and clarity in InSite’s communications with the investing public.

          We believe that each of the PTV Nominees possesses the business experience and the expertise necessary to maximize value for all InSite stockholders. By drawing on their collective experience, we expect that the Nominees will, among other things, provide active oversight of management, thereby increasing management and director accountability for the Company’s performance. Additionally, we believe that installing a board of directors with a significant equity stake in the Company will better align the interests of InSite’s Board and management with those of the Company’s stockholders, thereby promoting actions to enhance value for all of the Company’s stockholders.
PROPOSAL 1 — ELECTION OF DIRECTORS
          The InSite Board of Directors is currently composed of six directors, all of which have terms that will expire at the Annual Meeting. For the reasons stated above, we are seeking your support at the Annual Meeting to elect the PTV Nominees. Under InSite’s Restated Certificate of Incorporation and Amended Bylaws, the directors elected at the Annual Meeting will serve in such capacity for a one-year term expiring at the 2009 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.
          Set forth below are the name, age, present principal occupation, employment history and directorships of publicly held companies of each of the PTV Nominees for at least the past five years. The business address of each of the PTV nominees is listed below under “Certain Information Concerning the Participants.” None of the entities referenced below is a parent or a subsidiary of the Company, and none of the PTV Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company. Except as set forth above or as otherwise set forth in this Proxy Statement, there is no other arrangement or understanding between any PTV Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. No PTV Nominee is involved in any material pending legal proceeding with respect to the Company.
          With the exception of Mr. McInerney (who will be considered independent from the Company beginning January 1, 2009), each of the PTV Nominees are independent from the Company in accordance with the SEC and American Stock Exchange rules on board independence. Each of the PTV Nominees has consented to serve as a director of the Company and to be named in this Proxy Statement as our nominee. The PTV Nominees have advised us that, if elected, they are committed to acting in the best interests of the Company’s stockholders and we believe they will perform their duties diligently and promptly.

		Present Principal Occupation, Five Year Employment
Name	Age	History and Public Company Directorships
Rick D. Anderson	48	Mr. Anderson has worked as a senior investment professional of PTV Sciences, a healthcare venture capital firm, since January 2008. Mr. Anderson was formerly Company Group Chairman of Johnson & Johnson (“J&J”) and Worldwide Franchise Chairman of Cordis Corporation, a division of J&J, from October 2006 through December 2007. Mr. Anderson also served as President of Cordis Corporation from December 2003 to October 2006 and was previously Worldwide Franchise Vice President of Centocor, Inc., which merged with J&J in 1999, from August 2002 to December 2003. Previous to that, Mr. Anderson held various other vice president positions with other international healthcare and medical device companies. At Racal HealthCare, Inc., he was Vice President, Global Marketing and responsible for respiratory devices and before that, he spent a decade with Boehringer Mannheim Pharmaceuticals and Allergan, Inc. in various U.S. and global sales, sales management and marketing management roles. Mr. Anderson holds a B.B.A. in Marketing from Mississippi State University and has completed graduate level course work at Indiana University and Duke University.

Timothy P. Lynch	38	Mr. Lynch has served as a General Partner of Stonepine Capital LLC since July 2008. From October 2005 through June 2007, Mr. Lynch served as President and Chief Executive Officer of NeuroStat Pharmaceuticals, Inc., a specialty pharmaceutical company focused on central nervous system products. From June 2005 through September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, Inc., a specialty pharmaceutical company. From October 2002 through June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, Inc., a publicly-traded biopharmaceutical company. From November 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, Inc., a publicly-traded biopharmaceutical company. Currently, Mr. Lynch serves as a member of the board of directors of Nabi Biopharmaceuticals, a publicly-traded biopharmaceutical company (audit and strategic actions committees), Allos Therapeutics, Inc., a publicly-traded biotechnology company (audit and compensation committees), Aradigm Corporation (audit committee) and Bioform Medical, Inc. (audit committee). Mr. Lynch holds a B.A. from Colgate University and an M.B.A. from the Harvard Graduate School of Business.

Timothy McInerney	47	Mr. McInerney is currently a Partner with Riverbank Capital Securities, an investment banking firm that specializes in providing financing for biotechnology and specialty pharmaceutical companies, a position he has held since June 2007. From 1992 until March 2007, Mr. McInerney was a Managing Director of Paramount Biocapital, Inc. (“Paramount”) where he oversaw the distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Previously, Mr. McInerney held equity sales positions at Bear, Stearns & Co. and Shearson, Lehman Bros. Mr. McInerney has also worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in Pharmacy from St. John’s University in New York. He also completed a post-graduate residency in drug information systems at the New York University Medical Center. Mr. McInerney currently serves on the boards of Manhattan Pharmaceuticals, Inc. and Ziopharm Oncology, Inc.

		Present Principal Occupation, Five Year Employment
Name	Age	History and Public Company Directorships
Evan S. Melrose, M.D.	38	Dr. Melrose has served as Managing Director at PTV Sciences, a healthcare venture capital firm since January 2003. From January 2000 to January 2003, Dr. Melrose was a Director with Burrill & Company, a San Francisco based life sciences venture capital firm. Prior to Burrill, Dr. Melrose was involved in healthcare startups in Philadelphia and clinical private practice. Dr. Melrose has also held faculty appointments at the University of California San Francisco, the University of Pennsylvania and Baylor College of Medicine. Over the course of his healthcare investment career he has been directly involved in multiple IPOs, several acquisitions, and several dozen private healthcare investments. He received his B.A. from the University of Pennsylvania, his M.D. from Indiana University and his M.B.A. from the Wharton School of the University of Pennsylvania. Dr. Melrose currently serves on the board (compensation and audit committees) of Bioform Medical, Inc.

Robert O’Holla	56	Mr. O’Holla was the Worldwide Vice President of Regulatory Affairs at Johnson & Johnson from June 1990 until May 2008. Mr. O’Holla is a health products executive that has over thirty years experience, including research and development, quality and compliance, regulatory affairs, policy development and product sterilization. Mr. O’Holla has also written several publications regarding health products. He received his B.A. from Upsala College, his A.A. from Union College and his M.B.A. from Fairleigh Dickinson University.

Anthony J. Yost	50	Mr. Yost has served as the President of Innovex North America, the commercial services unit of Quintiles Transnational Corporation, since November 2003. From February 1998 to November 2003, Mr. Yost had various responsibilities at Schering-Plough Corporation (“Schering-Plough”), including Vice President of the Acute Coronary Syndromes Business Unit, General Manager of Commercial and Manufacturing Operations in Portugal, Vice President of Managed Care and Vice President of the Cardiovascular Business Unit. Prior to working for Schering-Plough, Mr. Yost had worked for Boehringer Mannheim and Eli Lilly and Company. Mr. Yost has also served as a board member for the American Chamber of Commerce in Portugal and is currently a member of the Purdue University Industrial Council. He received his B.S. in Pharmacy from Purdue University.

Arrangements and Understandings with the PTV Nominees
          In connection with their employment by Pinto TV GP Company LLC, the indirect general partner of PTV, Mr. Anderson and Dr. Melrose have certain rights to indemnification for their services on behalf of PTV.
          The PTV Nominees have indicated that if elected they will seek to focus the Board’s and management’s attention on improving the performance of the Company’s existing business lines and will seek to pursue the initiatives and implement the changes described in “Reasons to Vote for the PTV Nominees” above.
          PTV expects our nominees will be able to stand for election to the Board, but, in the event that any persons are unable to serve or for good cause will not serve, all Shares represented by the enclosed GOLD proxy card will be voted for substitute PTV Nominee(s) selected by PTV. In addition, PTV reserves the right to nominate substitute PTV Nominee(s) if the Company makes or announces any changes to the Company’s Bylaws or Certificate of Incorporation or takes or announces any other action that has, or if consummated would have, the effect of disqualifying our nominee(s). In any such case, Shares represented by the enclosed GOLD proxy card also will be voted for such substitute PTV Nominee(s).
PLEASE VOTE “FOR” THE ELECTION OF OUR NOMINEES
BY SIGNING, DATING AND RETURNING A GOLD PROXY CARD TODAY.
OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
          According to the InSite Proxy Statement, InSite stockholders will also be asked to vote on the ratification of the selection of Burr, Pilger & Mayer LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008. Please refer to the InSite Proxy Statement for a more detailed discussion of this proposal. This proposal is outlined in summary form below.
PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Company is soliciting proxies to ratify the Audit Committee’s selection of Burr, Pilger & Mayer LLP as InSite’s independent public accountants for the fiscal year ending December 31, 2008. PTV does not object to the ratification of the Audit Committee’s selection of Burr, Pilger & Mayer LLP as the Company’s independent public accountants.
          The accompanying GOLD proxy card will be voted in accordance with your instruction on such card. You may vote for, against or abstain from voting on Proposal 2 described above by marking the relevant box on the GOLD proxy card. If you do not provide voting instructions on Proposal 2, the proxies named in the GOLD proxy card intend to vote your Shares on Proposal 2 FOR the ratification of Burr, Pilger & Mayer LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008.

OTHER PROPOSALS
          PTV and its affiliates are not aware of any other business to be presented at the Annual Meeting, nor does the InSite Proxy Statement disclose any such other business as being expected to come before the stockholders at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named on the enclosed GOLD proxy card will vote all Shares subject to GOLD proxies on any such other matters in accordance with their judgment.
RECORD DATE AND VOTING
          According to the Company Proxy Statement, as of the close of business of July 28, 2008, the Record Date for the Annual Meeting, there were [_____] Shares issued and outstanding entitled to be voted at the Annual Meeting. Each Share is entitled to one vote on each matter submitted to a vote of stockholders. Only the stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. If your Shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those Shares, and these proxy materials are being sent directly to you. If you are a stockholder of record, you have the right with respect to all Shares you hold registered in your name to submit your voting proxy directly to the Company using the enclosed proxy card or to vote in person at the Annual Meeting.
          If your Shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of Shares held in “street name.” If that is the case, these proxy materials are being forwarded to you by your broker who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee holder to vote your Shares, and your bank, broker or other nominee holder should have enclosed a voting instruction card for you to use to indicate how you want your Shares to be voted. If your Shares are held by a bank, broker or other nominee holder, please return your voting instruction card as early as possible to ensure that your Shares will be voted in accordance with your instructions. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote any Shares that are held by a nominee for you in person at the meeting unless you specifically request a document called a “legal proxy” from your bank, broker or other nominee holder and bring it to the Annual Meeting.
          Under Delaware law and the Company’s Amended Bylaws, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the Shares outstanding entitled to vote at the Annual Meeting. Abstentions and broker non-votes are considered to be Shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding Shares of a beneficial owner does not vote on a particular non-routine proposal because the nominee does not have discretionary voting power with respect to that proposal. Because the election of directors at the Annual Meeting is a “contested election” (meaning there are more nominees than directors up for election), banks, brokers and nominee holders do not have discretionary authority to vote your Shares, and your votes will not be cast or counted unless you specifically instruct your bank, broker or other nominee holder how you want them to vote your Shares for you.

          Because, as of the date of this Proxy Statement, there are more nominees for election to the Board than the number of directors to be elected at the Annual Meeting, a plurality voting standard will apply to the election of the directors at the Annual Meeting. Under a plurality voting standard, the six nominees receiving the highest number of affirmative votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected to the Board. That means, for our six nominees to be elected to the Board at the Annual Meeting, they must each receive more “FOR” votes than the Company’s nominees and any other nominees proposed for election to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but under a plurality voting standard have no legal effect under Delaware law. Generally, for each other item properly presented for a vote, the affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions and broker non-votes are not counted as votes present for the purpose of electing directors. InSite stockholders of record may appoint proxies to vote their Shares by signing, dating, and mailing the GOLD proxy card in the enclosed postage-paid envelope.
          If your Shares are held for you in the name of a bank, broker, nominee or custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the Annual Meeting.
          If you need assistance in completing a GOLD proxy card or in voting your Shares, please contact our proxy solicitor, [                    ], toll-free at [                    ] or by email at [                    ].
          Shares represented by properly executed, but unmarked, GOLD proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of the PTV Nominees to the Board and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Annual Meeting.
          You are being asked to elect the PTV Nominees to the Board to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
REVOCATION OF PROXIES
          Stockholders of the Company may revoke their proxies at any time prior to the vote at the Annual Meeting by attending the Annual Meeting and voting the Shares held in their name or subject to a “legal proxy” from their nominee holder in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a properly completed and subsequently dated proxy will also constitute a revocation of any earlier dated proxy. Written notices of revocation may be delivered either to PTV c/o [                    ], its proxy solicitor, at its address set forth on the back cover of this Proxy Statement, or to the Company at 965 Atlantic Avenue, Alameda, California 94501 or any other address provided for the purpose of revoking proxies by the Company. Although a written notice of revocation is effective if delivered to the Company, PTV requests that either the original or photostatic copies of all written notices of revocation be mailed to PTV in care of its proxy solicitor at the address set forth on the back cover of the Proxy Statement so that PTV will be aware of all revocations. Additionally, [                    ] may use this information to contact stockholders who have revoked their proxies in order to solicit later dated GOLD proxies for the election of the PTV Nominees.

IF YOU WISH TO VOTE “FOR” THE ELECTION OF OUR NOMINEES TO THE
BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD
PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
PROXY SOLICITATION; EXPENSES
          GOLD proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitations may be made by PTV, the PTV Nominees, affiliates of PTV and each of their respective employees and representatives, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees, and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.
          PTV has retained [_________] to solicit proxies on its behalf in connection with the Annual Meeting. [_______] will employ approximately [___] people in its efforts. We have agreed to reimburse [___] for its reasonable expenses and to pay [_______] a fee up to $[_______]. We anticipate that the reasonable expenses incurred by the [_______] and PTV in connection herewith for printing, publishing, mailing, etc. will amount to, in the aggregate, approximately $[_______]. If PTV is successful with this proxy solicitation and any of the PTV Nominees are elected to the Board, PTV will seek reimbursement from the Company for any expenses or costs incurred or reimbursed by PTV in connection with nominating the Nominees and soliciting proxies for their election, including the proxy solicitation fee paid to the [_______], but does not intend to submit the issue of reimbursement to a vote of security holders.
CERTAIN INFORMATION CONCERNING THE PARTICIPANTS
PTV and its Affiliates
          PTV may be deemed to be a participant in this solicitation. As of the Record Date and August [     ], 2008, the approximate date on which this Proxy Statement and the GOLD proxy card are being mailed to stockholders, PTV is the owner of 7,744,621 Shares, all of which are held of record by PTV and which represents approximately 8.2% of the Shares issued and outstanding on the Record Date.
          Pinto Technology Ventures GP, L.P., a Delaware limited partnership (“Pinto GP”) is the general partner of PTV, Pinto TV GP Company LLC, a Delaware limited liability company (“Pinto LLC”) is the general partner of Pinto GP. Dr. Melrose and Matthew S. Crawford are the managers of Pinto LLC, and Mr. Anderson is a senior investment professional employed by Pinto LLC. PTV is primarily engaged in the business of venture capital investing. The principal business of the Pinto GP is acting as general partner of PTV and the principal business of Pinto LLC is acting as the managing member of PTV.
          Because Pinto GP, Pinto LLC and Mr. Crawford may directly or indirectly exercise control over PTV, they may be deemed to beneficially own the Shares held by PTV and, together with PTV, also may be deemed to be participants in the solicitation of GOLD proxies for the Annual Meeting. As nominees of PTV, Dr. Melrose and Mr. Anderson may also be deemed to be participants in this solicitation.

          Dr. Melrose directly holds 149,504 Shares, which he acquired in the public market and, when aggregated with the securities held by PTV, Dr. Melrose may be deemed to directly and indirectly own a total of 7,894,125 Shares, which represents approximately 8.3% of the Shares issued and outstanding on the Record Date.
          Mr. Crawford directly holds 128,000 Shares, which he acquired in the public market and, when aggregated with the Shares held by PTV, Mr. Crawford may be deemed to directly and indirectly own a total of 7,872,621 Shares, which represents approximately 8.3% of the Shares issued and outstanding on the Record Date.
          The principal executive office of PTV, Pinto GP, Pinto LLC, Dr. Melrose, Mr. Crawford and Mr. Anderson is 221 West 6th Street, Suite 700, Austin, Texas 78701.
          The foregoing percentages were calculated based on the number of Shares the Company reported as being outstanding as of June 30, 2008, the date as of which the Company last publicly disclosed the number of Shares outstanding.
Other Participants in the Solicitation
          As PTV Nominees, Messrs. Lynch, McInerney, O’Holla and Yost are also considered participants in this solicitation. Additional information concerning these individuals is set forth below.
Timothy P. Lynch
          Mr. Lynch’s business address is c/o Stonepine Capital LLC, 220 Halleck Street, Suite 220, San Francisco, California 94129.
Timothy McInerney
          Mr. McInerney beneficially owns 1,099,481 Shares (which consists of 434,121 shares of common stock and 665,360 shares of common stock issuable pursuant to currently exercisable warrants), which were acquired in the public market and through private placements. The 434,121 Shares owned by Mr. McInerney represent approximately 0.5% of the Shares issued and outstanding on the Record Date. The foregoing percentage was calculated based on the number of Shares the Company reported as being outstanding as of June 30, 2008, the date as of which the Company last publicly disclosed the number of Shares outstanding. Mr. McInerney’s business address is c/o Riverbank Capital Securities, 689 Fifth Avenue, 14th Floor, New York, New York 10022.
Robert O’Holla
          Mr. O’Holla’s business address is c/o PTV, 221 West 6th Street, Suite 700, Austin, Texas 78701.
Anthony J. Yost
          Mr. Yost’s business address is c/o Innovex North America, 10 Waterview Boulevard, Parsippany, New Jersey 07054.

Additional Information Concerning Participants and Their Associates
          PTV reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”).
          Except as set forth in this Proxy Statement:
•	no participant in this solicitation directly or indirectly beneficially owns any securities of the Company;

•	no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially;

•	no participant in this solicitation has purchased or sold any securities of the Company during the past two years;

•	no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

•	no participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any persons with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, divisions of losses or profits, or the giving or withholding of proxies;

•	no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company;

•	no participant in this solicitation owns beneficially, directly or indirectly, any securities of a parent or subsidiary of the Company;

•	no participant in this solicitation or any of its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $120,000;

•	no participant in this solicitation or any of its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and

•	no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the PTV Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise, in any manner to be acted on at the Annual Meeting.
          For the purposes of the foregoing, the term “associate” shall have the meaning set forth in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act and the term “participant” shall have meaning set forth in Item 4 of Schedule 14A.

ADDITIONAL INFORMATION
          PTV has omitted from this proxy statement certain information regarding the Company that may be deemed to be required by applicable law and that is included in the InSite Proxy Statement for the Annual Meeting. This information includes, among other things:
•	Information relating to the ownership of Company securities by certain beneficial owners (see the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the InSite Proxy Statement);

•	Information concerning the procedures for submitting stockholder proposals and director nominations and for consideration of stockholder proposals for inclusion in InSite’s proxy materials (see the section entitled “Consideration of Director Nominees” in the InSite Proxy Statement);

•	Information regarding the Company’s directors, including its nominees for election at the Annual Meeting (see Appendix A to the InSite Proxy Statement and the section entitled “Proposal One: Election of Directors” in the InSite Proxy Statement); and

•	Information regarding the Company’s compensation policies and compensation paid or payable to InSite directors and executive officers (see the sections entitled “Director Compensation — Fiscal 2007,” “Compensation Discussion and Analysis,” “Stock Plan and Compensation Committee Report on Executive Compensation,” “Compensation Committee Interlocks and Insider Participation,” “Summary Compensation Table — Fiscal 2007 and 2006,” “Grants of Plan — Based Awards — Fiscal 2007,” “Outstanding Equity Awards at 2007 Fiscal Year-End,” “Option Exercises and Stock Vested — Fiscal 2007,” “Potential Payments Upon Termination or Change in Control,” and “Certain Relationships and Related Transactions” in the InSite Proxy Statement).
          Stockholders should refer to the InSite Proxy Statement to review the Company’s disclosures with respect to these matters. Except as otherwise noted herein, the information concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Because PTV did not prepare the InSite Proxy Statement or InSite’s other SEC filings and does not have first hand knowledge of, or any way to independently verify the accuracy or completeness of, the information contained therein, PTV takes no responsibility for the accuracy or completeness of any such documents or filings.
          The Company is subject to the periodic reporting requirements of the Exchange Act and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Documents filed electronically by the Company are also available at the SEC’s Web site (http://www.sec.gov).
          The principal executive offices of the Company are located at 965 Atlantic Avenue, Alameda, California 94501.

PLEASE VOTE FOR OUR NOMINEES BY SIGNING, DATING AND RETURNING A

GOLD PROXY CARD TODAY! Dated: August [___], 2008 On Behalf of Pinto Technology Ventures, L.P.
/s/ Evan S. Melrose, M.D.
By:	Evan S. Melrose, M.D.
Title:	Managing Director, PTV Sciences

PRELIMINARY COPY
INSITE VISION INCORPORATED
2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF PTV
PROXY
          The undersigned hereby appoints Evan S. Melrose, M.D. and Rick D. Anderson, and each of them, (acting alone or together) as its agents and proxies, with full power of substitution, to vote all shares of common stock of InSite Vision Incorporated (the “ Company ”) which the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Stockholders of the Company scheduled to be held at 965 Atlantic Avenue, Alameda, California, 94501, on September 22, 2008 at 10:00 a.m. local time, including any adjournments, postponements, or other meeting which may be called in lieu thereof (the “ Annual Meeting ”).
          The solicitation is being made on behalf of Pinto Technology Ventures, L.P., a Delaware limited partnership (“PTV”).
          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side of this proxy card and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to PTV a reasonable time before this solicitation.
          IF YOU EXECUTE, DATE, AND RETURN THIS PROXY WITHOUT PROVIDING ANY DIRECTION ON THE REVERSE SIDE AS TO HOW THIS PROXY SHOULD BE VOTED (I.E., WITH RESPECT TO THE ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY), THIS PROXY WILL BE VOTED AS RECOMMENDED BY PTV IN ITS SOLE DISCRETION.
          This proxy will be valid until the sooner of one year from the date indicated on the reverse side hereof or the completion of the Annual Meeting.
IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE HEREOF

PRELIMINARY COPY
☑  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE
PROPOSAL 1: To elect Rick D. Anderson, Timothy P. Lynch, Timothy McInerney, Evan S. Melrose, M.D., Robert O’Holla and Anthony J. Yost (each a “Nominee” and, collectively, the “Nominees”) to serve as directors of the Company until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

NOMINEES: - Rick D. Anderson - Timothy P. Lynch - Timothy McInerney - Evan S. Melrose, M.D. - Robert O’Holla - Anthony J. Yost	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW ☐
PTV intends to use this proxy to vote FOR Messrs. Anderson, Lynch, McInerney, Melrose, O’Holla and Yost. PTV is NOT seeking authority to vote with respect to any of the individuals nominated by the Company (the “Management Nominees”) and WILL NOT exercise any such authority. You should refer to the InSite Proxy Statement and form of proxy distributed by the Company for the names, backgrounds, qualifications and other information concerning the Management’s Nominees.
NOTE: If you do not wish for your shares to be voted “FOR” a particular Nominee, mark the “FOR ALL NOMINEES EXCEPT THOSE NOMINEES WRITTEN BELOW” box and write the name(s) of the Nominee(s) you do not support on the line below such box. Your shares will be voted for the remaining Nominee(s).
PTV URGES YOU TO VOTE “FOR”
THE ELECTION OF ITS NOMINEES, MESSRS. ANDERSON, LYNCH, McINERNEY,
MELROSE, O’HOLLA AND YOST, TO THE BOARD OF DIRECTORS
OF THE COMPANY.

PROPOSAL 2: To ratify the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2008:

FOR ☐	AGAINST ☐	ABSTAIN ☐
PTV intends to use this proxy to vote in favor of ratifying Burr, Pilger & Mayer LLP as independent auditors.

Dated: ______________
(Signature)

(Signature, if held jointly)

(Title, if any)
IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS THE NAME APPEARS ON THIS PROXY.